UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2009
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32891 (Commission File Number)	20-3552316 (IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC (Address of principal executive offices)	27105 (Zip Code)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 27, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Hanesbrands Inc. (“Hanesbrands”) amended the terms of all outstanding stock options granted under the Hanesbrands Inc. Omnibus Incentive Plan of 2006 that had an original term of five or seven years and exercise prices ranging from $22.37 to $29.35 (the “Subject Options”). As a result of the amendments, all of the Subject Options, including any Subject Options held by Hanesbrands’ executive officers or members of the Board of Directors, were extended to the tenth anniversary of the original grant date. The exercise price of each of the Subject Options was greater than the fair market value of Hanesbrands’ common stock as of the date of the amendment. The Committee did not adjust the exercise price, vesting schedule or any other features of the Subject Options. Each of the Subject Options remained “underwater” as of the date of the amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2009	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer